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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) of Sun Microsystems, Inc. pertaining to the Afara WebSystems, Inc. 2000 Equity Incentive Plan of our report dated July 18, 2001 with respect to the consolidated financial statements and schedule of Sun Microsystems, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2001 filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

San Jose, California
August 12, 2002